                                                                  EXHIBIT 10.1


                     AGREEMENT (this "Agreement"), dated as of September 11, 2000, by and among Burnham Pacific Properties, Inc., (the "Company") Burnham Pacific Operating Partnership, L.L.P. ("BPOP"), Jay L. Schottenstein ("JLS") Schottenstein Stores Corporation, ("SSC"), Jubilee Limited Partnership ("JLP"), Jubilee Limited Partnership III ("JLPIII"), Schottenstein Professional Asset Management Corp. ("SPAMC"), Michael L. Ashner ("MLA") and Susan Ashner ("SA" and, together with SSC, JS, JLP, JLPIII, SPAMC and MLA, the "SA Group").

                                 R E C I T A L S

                     WHEREAS, the SA Group beneficially owns, in the aggregate, shares (the "Shares") constituting approximately 9.78% of the outstanding shares of common stock, par value $.01 per share, of the Company (the "Common Stock");

                     WHEREAS, members of the SA Group or their Affiliates (as hereinafter defined) have extensive real estate property and asset management expertise; and

                     WHEREAS, the Company and the SA Group wish to set forth their understanding and agreement with respect to (i) the nomination of certain representatives of the SA Group to serve as members of the Board of Directors of the Company (the "Board"), (ii) the voting of shares of Common Stock beneficially owned by the SA Group, (iii) the ability of the SA Group to acquire additional shares of Common Stock, and (iv) the dismissal, with prejudice, of certain legal proceedings instituted by certain members of the SA Group against the Company and certain of its directors and the execution and delivery of mutual releases by the Company, on the one hand, and the SA Group, on the other, of any claims that such parties now have or may have against the other;

                     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. Governance.

           (a) Until the termination of this Agreement, the entire Board shall consist of not more than eleven directors.

           (b) Until the termination of this Agreement, the Company shall nominate for election as directors, and use all reasonable best efforts to cause to be elected or appointed as directors, JLS and MLA (the "SA Group Nominees"); provided, however, that the SA Group may designate a person or persons, reasonably acceptable to a majority of the members of the Board other than the SA Group Nominees (the "Independent Directors"), for nomination as director(s) in place of either or both of JLS and MLA. The Company represents to the SA Group that JLS and MLA are being appointed to the Board contemporaneously with the execution and delivery of this Agreement. The Company represents to the SA Group that the holders of the Series 2000-C Convertible Preferred Stock have approved the nomination and election of JLS and MLA to the Board and have agreed to vote in favor of the Board's nominees (including JLS and MLA) at the next annual meeting of the Company's shareholders as and to extent provided in the Exchange Agreement pursuant to which such Preferred Stock was issued. The Company agrees not to enter into any agreement, arrangement or understanding with any shareholder pursuant to which such shareholder agrees to vote in favor of any nominees for election to the Board unless such nominees shall include the SA Group Nominees.

           (c) In furtherance of the obligations of the Company set forth in
Section 2(b), at each annual meeting of stockholders of the Company or any special meeting called for the purpose of electing directors of the Company (or by consent of stockholders in lieu of any such meeting) or at such other time or times as shall be required, the Company shall nominate the SA Group Nominees and shall include such SA Group Nominees in any Company proxy solicitation materials with respect to the election of directors.

           (d) The Company shall cause JLS to be appointed as a Co-Chairman of the Board with an Independent Director who is not employed by the Company serving as the other Co-Chairman. The Company represents to the SA Group that such appointment is being made contemporaneously with the execution and delivery of this Agreement.

           (e) The SA Group acknowledges that the Company is hiring Developers Diversified Realty Corp. or an affiliate thereof to perform property management, asset management and other services in connection with the liquidation of the Company.

SECTION 2. Permitted Ownership

           (a) Within three business days after the date hereof, the Company shall amend the Company's Shareholder Rights Agreement, dated as of June 19, 1999 between the Company and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agreement"), or take such other action with respect thereto, such amendment or other action to be in form and substance reasonably acceptable to the SA Group and its legal counsel, in order to permit the SA Group to beneficially own, in the aggregate, up to (and including) 19.9% of the outstanding Common Stock (the "Permitted Ownership"), which may include, without limitation, shares convertible into Common Stock, without triggering any adverse consequences to any member of the SA Group under the provisions of the Rights Agreement.

           (b) Within three business days after the date hereof, the Company shall take such action as is necessary to exempt the Permitted Ownership from the provisions of Article VII, Section 7.2 of the Company's Articles of Amendment and Restatement (the "Charter"), and the SA Group shall cooperate with the Company and take such action as may be reasonably requested by the Company so that the requirements thereof shall be complied with; provided, however, that purchases of shares of Common Stock by the SA Group may be prohibited if such purchases would result in the Company becoming "closely held" within the meaning of Section 856(h) of the Internal Revenue Code of 1986, as amended (the "Code"), or otherwise would cause the Company to fail to qualify as a Real Estate Investment Trust under the Code and the rules relating thereto.

           (c) Each member of the SA Group agrees to support and vote (or cause to be voted) all of his, her or its shares of stock of the Company (including, without limitation, the Shares) in favor of (i) the Board's plan of liquidation,
(ii) the election of all directors nominated by the Board for election at any and all annual or special meetings of shareholders and (iii) the adoption of such amendments to the Rights Agreement and the Charter or the taking of such other action with respect thereto as the Independent Directors may determine to be necessary or appropriate to permit any other shareholder to acquire the levels of Permitted Ownership that the SA Group is permitted to acquire.

           (d) The Company represents and warrants to the SA Group that, (i) except for any actions to be taken by the Company pursuant to this Section 3, no acts are required to be taken by the Company in order to cause the Permitted Ownership to be exempt from any restriction or limitation under the Rights Agreement, the Charter, the Company's by-laws or any other agreement or instrument to which the Company is a party or by which it is bound and (ii) the execution, delivery and performance of this Agreement by the Company will not:
(A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any governmental authority or court to which the Company is subject or any provision of the Charter or by-laws of the Company; or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, result in the creation of any encumbrance upon or require any notice under any agreement to which the Company is a party or by which it is bound.

           (e) The Company hereby confirms and acknowledges that the Company has adopted appropriate resolutions to exempt itself from the provisions of Section 3-602 of the Maryland General Corporation Law with respect to the acquisition by any person of the capital stock of the Company, and the Company further confirms and acknowledges that such resolutions exempt the Permitted Ownership from such provisions.

           (f) The Company has furnished to the SA Group a true, correct and complete copy of its by-laws as amended to date.

           (g) Each member of the SA Group severally represents and warrants to the Company that the execution, delivery and performance of this Agreement by the members of the SA Group will not: (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any governmental authority or court to which such member is subject or, if such member is not a natural person, any provision of such member's organizational documents; or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, result in the creation of any encumbrance upon or require any notice under any agreement to which such member is a party or by which it is bound.

SECTION 3. Standstill Arrangements. Until the termination of this Agreement (or thereafter if this Agreement terminates as a result of the SA Group's breach of this Agreement), and for so long as the SA Group Nominees serve as directors and JLS serves as Co-Chairman of the Board (other than the failure of any such person to serve by reason of death, disability, resignation or declining to be nominated or elected), each member of the SA Group hereby agrees that, except as otherwise permitted hereby or actions taken by the SA Nominees solely in their capacities as directors, neither it nor any of its members or any of their Affiliates, acting alone or as part of a group with any other person, will, directly or indirectly:

           (a) acquire or agree, or cause to be acquired, ownership (including, but not limited to, beneficial ownership) of any of the assets or businesses of the Company or any of its subsidiaries or of any securities or debt obligations of the Company or any of its subsidiaries, or any rights or options to acquire any such ownership (including from a third party) except in any bankruptcy proceeding, or

           (b) commence or support a stockholder proposal (including the election of directors) not supported by the Board or make, or in any way participate in, any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Securities Exchange Commission) to vote or seek to advise or influence in any manner whatsoever any person or entity with respect to the voting of any securities of the Company or any of its subsidiaries, or

           (c) otherwise act, whether alone or in concert with others, to seek to propose to the Company or any of its subsidiaries, or any of their respective stockholders or other equity holders any merger, tender or exchange offer, business combination, restructuring, recapitalization or similar transaction to or with the Company or any of its subsidiaries or otherwise act, whether alone or in concert with others, to seek to control, change or influence the management, the Board or policies of the Company or any of its subsidiaries, or nominate any person as a director of the Company who is not nominated by the then incumbent directors, or propose any matter to be voted upon by the stockholders of the Company or the equity holders of any of its subsidiaries, or

           (d) solicit, negotiate with, or provide any information to, any person with respect to a merger with, tender or exchange offer for, or liquidation of the Company or any of its subsidiaries or any other acquisition of the Company or any of its subsidiaries, or any other similar transaction, or

           (e) announce an intention to, or enter into any discussion, negotiations, arrangements or understandings with any third party with respect to, any of the foregoing, or

           (f) disclose any intention, plan or arrangement inconsistent with the foregoing, or

           (g) advise, assist or encourage any other person in connection with any of the foregoing, or

           (h) enter into any agreement with respect to the actions described in subsections (a) through (g), inclusive, above or ask for a waiver of any such provisions.

Notwithstanding anything to the contrary contained in this Section 3, (i) in the event that the Company receives an unsolicited offer of a third party to acquire the Company by means of merger, tender or exchange offer or other business combination which the Board has determined to accept or not to oppose, the SA Group may make a competing offer for an acquisition of the Company by any such means, and (ii) members of the SA Group shall be permitted to bid for any properties that are then being offered for sale by the Company.

SECTION 4. Termination of Litigation/Mutual Releases.

           (a) The SA Group concurrently herewith is causing a Stipulation of Dismissal with Prejudice, in the form attached as Exhibit A hereto, to be executed and delivered to the Company on behalf of the plaintiffs and the Company is causing the same to be executed and delivered to the SA Group on behalf of the defendants. The parties shall promptly file such Stipulation with the appropriate court. The Company and BPOP, on the one hand, and each member of the SA Group, on the other, do hereby release and forever discharge each other and all of the other's predecessors, successors, assigns, beneficiaries, heirs, executors, and administrators, and all of the other's present and/or former representatives, principals, trustees, parents, subsidiaries, affiliates, partners, shareholders general partners, limited partners, preferred equity holders (including the affiliates, partners, stockholders and employees thereof), co-venturers, officers (including, in the case of the Company, J. David Martin, Scott C. Verges, Daniel B. Platt, Joseph W. Byrne, James W. Gaube, and Michael L. Rubin), directors (including, in the case of the Company, Malin Burnham, James D. Harper, Jr., James D. Klingbell, Jr., J. David Martin, Nina B. Matis, Donne P. Moen, Philip S. Schlein and Robin Wolander), employees, auditors, accountants, attorneys, advisors, agents, insurers and reinsurers from any and all actions, causes of action, suits, claims, demands or controversies whatsoever (including but not limited to all claims for subrogation, contribution or indemnification, however denominated, and all claims arising under the federal securities laws or state law including those based in tort, contract or statute), whether known or unknown, direct or indirect, suspected or unsuspected, asserted or unasserted, contingent on non-contingent, individual or derivative, which such persons now have, every may have had, or may have in the future arising out of or based in whole or in part upon any transactions, events, occurrences, acts and omissions prior to the date of the execution and delivery of this Agreement. In addition, the Company, on the one hand, and the SA Group, on the other, hereby expressly waive and relinquish any rights or benefits which they had, now have or may ever have in the future under Section 1542 of the Civil Code of the State of California, or any similar provision of statutory or non-statutory law, to the fullest extent that they may lawfully waive any such right and benefit arising out of or based in whole or in part upon any transactions, events, occurrences, acts and omissions, prior to the date of the execution and delivery of this Agreement. Notwithstanding the foregoing, this release shall not serve to release or discharge, and shall have no effect whatsoever upon, any claims arising under this Agreement.

           (b) The Company agrees to pay the SA Group the amount of $2,500,000 (the "Settlement Amount") to reimburse it for expenses incurred in connection with the litigation referred to in Exhibit A and in connection with the SA Group's agreement to dismiss such litigation with prejudice and to provide the Company with the general release as set forth herein. The Settlement Amount shall be payable as follows: (i) $1,000,000 shall be paid upon the execution and delivery of this Agreement by all parties hereto by check made payable to (or wire transfer to the account of) Weil, Gotshal & Manges LLP, which is serving as agent for the SA Group, and (ii) $1,500,000 shall be paid immediately following the redemption in full (including payment of any applicable premium) of the Series 2000-C Convertible Preferred Stock pursuant to the Article Supplementary with respect thereto by check made payable to (or wire transfer to the account of) Weil, Gotshal & Manges LLP or as otherwise directed in writing by the SA Group.

SECTION 5. Termination. The Company, on the one hand, or the SA Group, on the other, may terminate this Agreement by written notice to the other upon a material breach by the other of this Agreement that remains uncured for a period of 20 days after written notice of such breach.

SECTION 6. Publicity. The Company and the SA Group shall agree upon a press release concerning this Agreement.

SECTION 7. Director Indemnification. The Company shall enter into an agreement (an "Indemnity Agreement") with each of the SA Group Nominees elected to the Board whereby the Company shall (i) agree to provide such director with director's liability insurance substantially similar in all respects to such insurance provided to the other members of the Board and (ii) indemnify such director to the same extent that the other members of the Board are indemnified by the Company. Each Indemnity Agreement shall provide that such directors shall receive the benefit of any increase in the scope or amount of insurance or indemnification provided to the other members of the Board. In no event shall the Company at any time reduce the scope or amount of the insurance (unless such reduction is made with respect to all members of the Board) or indemnity provided under an Indemnity Agreement, even if the indemnification provided by the Company is reduced with respect to the other members of the Board. Unless the Board (including the SA Group Nominees serving as directors) shall unanimously determine otherwise, the Company shall retain counsel satisfactory to the Board to advise the members of the Board in their capacity as directors of the Company, and the Company shall pay for the reasonable fees and expenses of such counsel.

SECTION 8. Further Assurances. Each of the parties shall, at any time and from time to time after the date hereof, fairly and in good faith, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney, receipts, acknowledgements, acceptances and assurances as may be reasonably required to procure for each of the parties and their respective successors and assigns, the consideration to be delivered to them as provided for herein or otherwise to carry out the intent and purposes of this Agreement or to consummate any of the transactions contemplated hereby.

SECTION 9. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10. GOVERNING LAW. THIS AGREEMENT IS MADE UNDER AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF MARYLAND APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN THE STATE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF MARYLAND LOCATED WITHIN THE CITY OF BALTIMORE AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MARYLAND (NORTHERN DIVISION) FOR ANY ACTIONS, SUITS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY (AND EACH PARTY HERETO AGREES NOT TO COMMENCE ANY ACTION, SUIT OR PROCEEDING RELATING THERETO EXCEPT IN SUCH COURTS, AND FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY'S ADDRESS SET FORTH BELOW SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAIN SUCH PARTY IN ANY SUCH COURT). FOR THE PURPOSES HEREOF, THE ADDRESS OF THE SA GROUP SHALL BE c/o THE MANAGER AT THE ADDRESS SET FORTH OR REFERRED TO IN THE MANAGEMENT AGREEMENT AND THE ADDRESS OF THE COMPANY SHALL BE ITS ADDRESS SET FORTH OR REFERRED TO IN THE MANAGEMENT AGREEMENT. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN SUCH COURTS, AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM.

SECTION 11. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, including, without limitation, specific performance to enforce this Agreement, in addition to any other remedy at law or in equity. The parties further agree to waive any requirement for the posting of any bond in connection with any such remedy.

SECTION 12. Miscellaneous Provisions.

           (a) This Agreement may not be amended or modified, nor may the rights of any party hereunder be waived, except by a written document that is executed by each party hereto. No waiver of any provision of this Agreement shall be deemed to constitute a waiver of any other provision hereof, nor shall any waiver constitute a continuing waiver.

           (b) This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

           (c) When the context in which words are used in this Agreement indicates that such is the intent, singular words shall include the plural and vice versa and masculine words shall include the feminine and the neuter genders and vice versa. References to Articles, Sections, Exhibits, Schedules or other subdivisions are to appropriate subdivisions of this Agreement unless the context otherwise requires. The words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section, Annex or other subdivision.

           (d) Captions and headings are employed herein for convenience of reference only and shall not affect the construction or interpretation of any provision hereof.

           (e) For purposes of this Agreement, the term "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

           (f) Any action taken or approved, and any agreement or document signed, by MLA and either JLS or SSC on behalf of the SA Group shall be deemed to be binding on each member of the SA Group.



                         [SIGNATURES BEGIN ON NEXT PAGE]

           IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed as of the date first written above.


                             BURNHAM PACIFIC PROPERTIES, INC.

                             By: /s/ Scott C. Verges
                                 -----------------------------------------------
                                 Name: Scott C. Verges
                                 Title: President



                             BURNHAM PACIFIC OPERATING PARTNERSHIP, L.L.P.

                             By:  /s/ Scott C. Verges
                                 -----------------------------------------------
                                 Name: Scott C. Verges
                                 Title: President


                             /s/ Jay L. Schottenstein
                             ---------------------------------------------------
                             JAY L. SCHOTTENSTEIN


                             /s/ Michael L. Ashner
                             ---------------------------------------------------
                             MICHAEL L. ASHNER


                             /s/ Susan Ashner
                             ---------------------------------------------------
                             SUSAN ASHNER


                             SCHOTTENSTEIN STORES CORPORATION

                             By: /s/ Benton E. Kramer
                                 -----------------------------------------------
                                 Name: Benton E. Kramer
                                 Title: Vice President

                             JUBILEE LIMITED PARTNERSHIP

                             By: SCHOTTENSTEIN PROFESSIONAL ASSET
                                 MANAGEMENT CORP., as sole general partner

                             By: /s/ Benton E. Kramer
                                 -----------------------------------------------
                                 Name: Benton E. Kramer
                                 Title: Vice President



                             JUBILEE LIMITED PARTNERSHIP III

                             By: SCHOTTENSTEIN PROFESSIONAL ASSET
                                 MANAGEMENT CORP., as sole general partner

                             By: /s/ Benton E. Kramer
                                 -----------------------------------------------
                                 Name: Benton E. Kramer
                                 Title: Vice President


                             SCHOTTENSTEIN PROFESSIONAL ASSET MANAGEMENT CORP.

                             By: /s/ Benton E. Kramer
                                 -----------------------------------------------
                                 Name: Benton E. Kramer
                                 Title: Vice President

                                                                    EXHIBIT A

                       IN THE UNITED STATES DISTRICT COURT
                          FOR THE DISTRICT OF MARYLAND


---------------------------------------------x
JUBILEE LIMITED PARTNERSHIP, et al.,            :
                                                :
                         Plaintiffs,            :  CIVIL ACTION NO.: L-00-1774
                                                :
           v.                                   :
                                                :
BURNHAM PACIFIC PROPERTIES, INC., et al.,       :
                                                :
                         Defendants.            :
---------------------------------------------x


                     STIPULATION OF DISMISSAL WITH PREJUDICE
                     ---------------------------------------


           PLEASE TAKE NOTICE that pursuant to Fed. R. Civ. Pro. 41(a)(1)(ii),

the parties, by their undersigned counsel, hereby stipulate and agree that the above-entitled action is dismissed with prejudice and without costs.

------------------------------------     ---------------------------------------
David Clarke, Jr. (#02177)               Arthur F. Fergenson
James D. Mathias (#06311)                BALLARD SPAHR ANDREWS & INGERSOLL, LLP
PIPER MARBURY RUDNICK                    300 East Lombard Street, 19th Floor
  & WOLFE LLP                            Baltimore, Maryland 21202-3268
6225 Smith Avenue                        (410) 528-5856
Baltimore, Maryland 21209-3600
(410) 580-4208



Attorneys for Plaintiffs
                                         ---------------------------------------
                                         R. Todd Cronan, P.C. (#542466)
                                         GOODWIN, PROCTER & HOAR LLP
                                         Exchange Place
                                         Boston, MA 02109
                                         (617) 570-1000

                                         Attorneys for Defendants


Of Counsel:

--------------------------------
Irwin H. Warren (IW-1168)
Greg A. Danilow (GD-1621)
Timothy E. Hoeffner (TH-4195)
WEIL, GOTSHAL & MANGES LLP
767 Fifth Avenue
New York, New York 10153
(212) 310-8000

Dated:  September __, 2000





                                       2